Exhibit 11 - Computation of Earnings per Share


                MID-CENTRAL FINANCIAL CORPORATION AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                       Three Months    Three Months
                                      Ended March 31  Ended March 31,
                                           1996            1995
                                         --------        --------
Computation of Earnings per Share
  for Statements of Income:
- - ----------------------------------
Income applicable to common stock        $100,661        $ 85,487
                                         --------        --------

Weighted average number of Common and
 common equivalent shares outstanding:

    Weighted average common
    shares outstanding                    247,387         260,387

    Dilutive effect of stock
    options after application of
    treasury stock method                   5,560           2,046

Total                                    $252,947        $262,433
                                         --------        --------

Net Income per common shares             $   0.40        $   0.33
                                         --------        --------

Computation of Fully Diluted
  Earnings per Share
- - ----------------------------------
Income applicable to common stock        $100,661        $ 85,487
                                         --------        --------

Weighted average number of common and
 common equivalent shares outstanding:

     Weighted average common
     shares outstanding                   247,387         260,387

     Dilutive effect of stock
     options after application of
     treasury stock method                  5,715           3,906
                                         --------        --------
Total                                     253,102         264,293
                                         --------        --------

Net Income per common share              $   0.40        $   0.32
                                         --------        --------



Exhibit 11 - Computation of Earnings per Share


                MID-CENTRAL FINANCIAL CORPORATION AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                        Six Months       Six Months
                                       Ended March 31  Ended March 31,
                                          1996             1995
                                         --------        --------
Computation of Earnings per Share
  for Statements of Income:
- - ----------------------------------
Income applicable to common stock        $183,953        $132,566
                                         --------        --------

Weighted average number of Common and
 common equivalent shares outstanding:

    Weighted average common
    shares outstanding                    247,387         260,387

    Dilutive effect of stock
    options after application of
    treasury stock method                   4,858           2,434

Total                                    $252,245        $262,821
                                         --------        --------

Net Income per common shares             $   0.73        $   0.50
                                         --------        --------

Computation of Fully Diluted
  Earnings per Share
- - ----------------------------------
Income applicable to common stock        $183,953        $132,566
                                         --------        --------


Weighted average number of common and
 common equivalent shares outstanding:

     Weighted average common
     shares outstanding                   247,387         260,387

     Dilutive effect of stock
     options after application of
     treasury stock method                  4,935           3,364
                                         --------        --------

Total                                    $252,322        $263,751
                                         --------        --------

Net Income per common share              $   0.73        $   0.50
                                         --------        --------